UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2019

HotApp Blockchain Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-194748	47-4742558
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 971-3940

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Deﬁnitive Agreement.

On October 25, 2018, HotApps International Pte. Ltd. (“HotApps International”), a wholly owned subsidiary of HotApp Blockchain Inc. (the “Company”) entered into an Equity Purchase Agreement with DSS Asia Limited (“DSS Asia”), a Hong Kong subsidiary of DSS International Inc. (“DSS International”), pursuant to which HotApps International agreed to sell to DSS Asia all of the issued and outstanding shares of HotApps Information Technology Co. Ltd., also known as Guangzhou HotApps Technology Ltd. (“Guangzhou HotApps”). Guangzhou HotApps was a wholly owned subsidiary of HotApps International, which was primarily engaged in engineering work for software development, mainly voice over internet protocol. Guangzhou HotApps was also involved in a number of outsourcing projects, including projects related to real estate and lighting.

The parties to the Equity Purchase Agreement agreed that the purchase price for this transaction would be $100,000, which would be paid in the form of a two-year, interest free, unsecured, demand promissory note in the principal amount of $100,000, and that such note would be due and payable in full in two years. The closing of the Equity Purchase Agreement was subject to certain conditions; these conditions have now been met and the transaction closed on January 14, 2019.

Mr. Chan Heng Fai is the Acting Chief Executive Officer and a Member of the Board of Directors of the Company. He is also the Chief Executive Officer, Chairman and controlling shareholder of Singapore eDevelopment Limited, the majority shareholder of the Company. Mr. Chan is also the Chief Executive Officer and Chairman of DSS International and a significant shareholder and a member of the Board of Document Security Systems Inc., which is the sole owner of DSS International. Mr. Chan Heng Fai is also a member of the Board of Directors of Document Security Systems and a shareholder of Document Security Systems. Lum Kan Fai, a member of the Board of Directors of the Company, is also an employee of DSS International.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 14, 2019, HotApps International, a wholly owned subsidiary of Company, sold to DSS Asia all of the issued and outstanding shares of Guangzhou HotApps, as described in Item 1.01, above. Item 1.01 is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

Filed herewith as Exhibit 99.1 to this Form 8-K are the unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2018, and the unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Loss for the nine months ended September 30, 2018 and the year ended December 31, 2017 of the Company, to give effect to the sale of Guangzhou HotApps.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2018, and the unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Loss for the nine months ended September 30, 2018 and the year ended December 31, 2017 of HotApp Blockchain Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOTAPP BLOCKCHAIN INC.

Dated: March 8, 2019	By:	/s/ Lui Wai Leung, Alan
Name: Lui Wai Leung, Alan
Title: Chief Financial Officer

3